________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2004

A. M. Castle & Co.
(Exact name of registrant as specified in its chapter)

Maryland	1-5415	36-0879160
(State of jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 North Wolf Road, Franklin Park, IL	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 847/455-7111

_____________________________________________________________
(Former name or former address, if changed since last report)

Item 7.01- Regulation FD Disclosure

On Wednesday, September 15, 2004, the Company’s representatives made a presentation at the Roth/RedChip Resources Discovery Day Conference. In that presentation, G. Thomas McKane made disclosures, a copy of which is attached in a press release to be disseminated following the conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            /s/ Lawrence A. Boik
                                            Lawrence A. Boik
                                            Vice President, Controller/Treasurer

Date September 15, 2004

A. M. CASTLE & CO	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:
AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Edward Culliton	Analyst Contacts:	General Information:
VP, Finance & Chief Financial Officer	John McNamara	George Zagoudis (312) 640-6663
(847) 349-2508	(212) 445-8435	Email:gzagoudis@financialrelationsboard.com
Email: eculliton@amcastle.com	Email: jmcnamara@financialrelationsboard.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 15, 2004

CASTLE SEES CONTINUED SALES AND EARNINGS STRENGTH

FRANKLIN PARK, ILLINOIS, SEPTEMBER 15, 2004 — A. M. CASTLE & CO. (AMEX: CAS), In a presentation today before the Roth/RedChip Resources Discovery Day Conference, G. Thomas McKane, Chairman and CEO of A. M. Castle & Co., stated, “The strength we saw in core markets during the first half of the year, continues into the second half. We expect the impact of price increases on the second half should be comparable to second quarter levels and, therefore, expect to close 2004 with a seasonally strong second half.”
He further stated, “Management forecasts that during 2005, core market strength will continue, and that aerospace and, oil and gas markets would show significant recovery. While no new metals price increases are anticipated for 2005, the carryover of price increases phased in during 2004 add significantly to 2005 sales volume.”
During the second quarter A. M. Castle & Co. reported earnings of 36ý per share and year-over-year sales growth of 41% of which approximately one-half was due to higher material prices.
Founded in 1890, A. M. Castle & Co. provides highly engineered materials and value-added services to a wide range of companies within the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy, aluminum; titanium; copper and brass. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate over 50 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol “CAS”.

This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission.